UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Definitive Proxy Statement

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☐ Soliciting Material under §240.14a-12

TERRITORIAL BANCORP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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~25% premium to Territorial’s closing stock price just prior to merger announcement¹ 100% tax free, stock-for-stock transaction provides upside value opportunity: 0.8048 shares of Hope Bancorp for each Territorial share owned 1,000%+ increase to Territorial’s standalone dividend (from $0.01 to $0.11 per share)2 OUR COMMITMENT TO HAWAI‘I AND TERRITORIAL’S EMPLOYEES, CUSTOMERS AND COMMUNITIES IS UNWAVERING SUBSTANTIAL VALUE CREATION FOR TERRITORIAL SHAREHOLDERS Are you a Territorial shareholder? If so, we encourage you to vote today FOR the Hope Bancorp merger to ensure we realize these many benefits. For questions on how to vote your shares in support of the merger with Hope Bancorp, please speak with a branch manager who would be happy to assist. Forward Looking Statements & Additional Information This communication contains certain statements regarding future events or the future financial performance of Territorial Bancorp Inc. (“Territorial”) and its proposed merger with Hope Bancorp, Inc. (“Hope Bancorp”) that consti- tute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations regarding the combined company’s deposit base, diversification of the loan portfolio as well as overall risk diversification, capital to support growth, strengthened opportunities, enhanced value, geographic expansion, and statements about the proposed transaction being immediately accretive. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “outlook,” or similar expressions. These statements are subject to risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ materially from the results, performance or achievements expressed or implied in any forward-looking statements. The closing of the proposed transaction is subject to regulatory approvals, the approval of Territorial Bancorp stockholders, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed merger will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Hope Bancorp and Territorial and achieving anticipated synergies, cost savings and other financial benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees and customers; and inability to obtain required governmental approvals of the merger on its proposed terms and expected time frames, or without regulatory constraints that may limit growth. Other risks and uncertainties include, but are not limited to: possible further deterioration in economic conditions in Hope Bancorp’s or Territorial’s areas of operation or elsewhere; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s or Territorial’s allowances for credit losses; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp or Territorial; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both Hope Bancorp and Territorial; and diversion of management’s attention from ongoing business operations and opportunities. For additional information concerning these and other risk factors, see Territorial’s and Hope Bancorp’s most recent Annual Reports on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). These forward-looking statements are made only as of the date of this presentation and are not guarantees of future results, performance or outcomes. Hope Bancorp and Territorial do not undertake, and specifically disclaim any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law. Additional Information about the Merger with Hope Bancorp and Where to Find It In connection with the proposed merger with Hope Bancorp, Hope Bancorp has filed with the SEC a Registration Statement on Form S-4, containing the Proxy Statement/Prospectus, which has been mailed or otherwise delivered to Territorial’s stockholders on or about August 29, 2024, as supplemented September 12, 2024. Hope Bancorp and Territorial may file additional relevant materials with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. You may obtain any of the documents filed with or furnished to the SEC by Hope Bancorp or Territorial at no cost from the SEC’s website at www.sec.gov. We will continue to operate under the Territorial name Local branches and operations led by local teams – our customers can benefit from additional choices and can rely on the same people they do today Ongoing commitment to Territorial’s legacy of community support and investment Employees continue to receive competitive compensation and benefits and have additional career opportunities 1. Based on Territorial and Hope Bancorp’s closing prices as of Apr 26, 2024 (day before merger announcement) 2. Based on 0.8048 fixed exchange ratio and Hope Bancorp’s $0.14 current per share dividend “We’re excited to become part of a larger, more diversified company with increased opportunities for growth, while continuing to be locally led with local operations and relationships – just as we are today.” To learn more, visit: www.TerritorialandHopeCombination.com An exciting combination for Territorial shareholders and our communities across Hawai‘i To vote your shares in Territorial or for more information please call (888) 742-1305 or visit our website at www.TerritorialandHopeCombination.com.